Exhibit 10.18

SEPARATION AND GENERAL RELEASE AGREEMENT

THIS SEPARATION AND GENERAL RELEASE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date, defined in Section 6(e) below, by and between, Leonid Beigelman, Ph.D., an individual (the “Employee”), and Aligos Therapeutics, Inc., a Delaware Corporation (the “Company”) (collectively the “Parties,” and each a “Party”).

WHEREAS, Employee and the Company are parties to that certain Amended and Restated Employment Agreement, dated as of February 10, 2021 (the “Employment Agreement”);

WHEREAS, Employee and the Company wish to specify the terms of Employee’s resignation from Employee’s employment with the Company and its affiliates effective December 1, 2023 (the “Separation Date”);

NOW THEREFORE, in consideration of the recitals above and the mutual promises and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, it is agreed as follows:

1.
Employment and Resignation. Employee hereby resigns his employment with the Company effective on the Separation Date, and that resignation is a “Separation from Service” with the Company within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder as of that date. Employee hereby irrevocably resigns from his position as a Director of the Company effective November 10, 2023. Employee acknowledges that (a) Employee is not authorized to, and (b) shall not represent Employee is authorized to, speak on behalf of the Company. From November 10, 2023 through the Separation Date, Employee shall be relieved of his regular job duties, not report to Company facilities, but shall be available upon reasonable notice during regular business hours to respond to requests for information or assistance from the Company.
2.
All Obligations Paid in Full. Employee understands that except as set forth in this Section 2 and in Section 3, Employee shall not be entitled to any further wages (including bonuses or other incentive compensation) or benefits from the Company or its Affiliates after the Separation Date. Employee acknowledges and agrees that Employee has received all wages and benefits earned through October 31, 2023, will be paid through regular payroll for all wages benefits earned between November 1, 2023 and November 15, 2023, and, on November 30, 2023, through direct deposit on file, will receive payment of base salary for the period from November 16, 2023 through the Separation Date, as well as any accrued, unused paid time off. Employee acknowledges that he will not have earned or otherwise be entitled to any further wages, including any bonus compensation. Employee further acknowledges that he is not entitled to any payment under Section 7 of the Employment Agreement or any other severance plan or policy of the Company. Employee has received the following equity grants pursuant to the Company’s 2020 Incentive Award Plan (the “Plan”):

Grant Number	Grant Date	Plan/Type	Granted Shares	Vested	Unvested
ES-046	02/20/2020	2018/NQ	65,849	63,105	2,744
ES-092	02/20/2020	2018/NQ	202,399	193,965	8,434
ES-183	12/01/2020	2020/ISO	24,720	18,540	6,180
ES-184	12/01/2020	2020/NQ	275,280	200,210	75,070
ES-401	02/04/2022	2020/ISO	42,135	4	42,131
ES-402	02/04/2022	2020/NQ	184,665	99,221	85,444
ES-403	02/04/2022	2020/ISO	32,679	0	32,679
ES-404	02/04/2022	2020/NQ	24,021	0	24,021
ES-670	07/07/2022	2020/ISO	16,483	2	16,481
ES-671	07/07/2022	2020/NQ	96,517	37,664	58,853
ES-811	03/15/2023	2020/ISO	46,300	0	46,300
ES-812	03/15/2023	2020/NQ	123,200	24,718	98,482
Total			1,617,096	1,120,277	496,819

Employee acknowledges that the vested and unvested portions of the awards shall remain subject to the terms of the Plan, and except as provided in Section 3, all unvested options are forfeited as of the Separation Date.

3.
Separation Benefits. Provided that Employee delivers a signed copy of this Agreement on or before the twenty-first (21st) day following the date of presentation of this Agreement to the Company and Employee does not revoke this Agreement on or before the seventh (7th) calendar day following Employee’s execution of this Agreement, the Company will provide the following “Severance Benefits:”
a.
The Company will pay to Employee two hundred forty-one thousand, three hundred twenty-nine dollars and zero cents ($241,329), less tax and other required withholdings, in a series of substantially equal installments over a period of six (6) months on the Company’s regular pay dates, beginning on the first regular pay date following the Effective Date (“Severance Payment”), and,
b.
Provided that Employee timely elects to continue Employee’s healthcare insurance benefits under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and remains eligible to do so, the Company will directly pay the premium for a period of twelve (12) months beginning on the first day of the first month following the Separation Date

(the “COBRA Period”). Employee may continue Employee’s healthcare insurance benefits following the COBRA Period, at Employee’s own expense, to the extent Employee remains eligible for under COBRA. Employee agrees that if Employee becomes eligible for healthcare insurance benefits under the plan(s) of another employer, Employee will promptly notify the Company and the COBRA Period will immediately terminate. After the Company ceases to pay premiums pursuant to the preceding sentence, you may, if eligible, elect to continue healthcare coverage at your own expense in accordance with the provisions of COBRA. Notwithstanding the foregoing, if (1) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the continuation coverage period to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), (2) the Company is otherwise unable to continue to cover you or your covered dependents under its group health plans, or (3) the Company cannot provide the benefit without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then, in any such case, an amount equal to each remaining Company subsidy shall thereafter be paid to you in substantially equal monthly installments over the COBRA Period (or remaining portion thereof), and.
4.
General Release by Employee. Subject to Section 5 below, Employee hereby releases and discharges forever the Company, and each of its parents, subsidiaries and affiliates, and each of their present and former shareholders, members, partners, directors, officers, employees, trustees, agents, attorneys, administrators, plans, plan administrators, insurers, agents, predecessors, successors and assigns, and all persons acting by, through, under or in concert with them (hereinafter collectively referred to as the “Employee Released Parties”), from and against all liabilities, claims, demands, liens, causes of action, charges, suits, complaints, grievances, contracts, agreements, promises, obligations, costs, losses, damages, injuries, attorneys’ fees, and other legal responsibilities (collectively referred to as “Claims”), of any form whatsoever, including, but not limited to, any claims in law, equity, contract, tort, or any claims Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq. (the “ADEA”); Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Gov. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),1199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; the California WARN Act, Cal. Lab. Code § 1400 et seq.; the California False Claims Act, Cal. Gov’t Code § 12650 et seq.; or under the California Labor Code, or any other local ordinance or federal or state statute, regulation or constitution, whether known or unknown arising from any action or inaction whatsoever prior to the date of execution of this Agreement.
5.
Exclusions from General Release. Notwithstanding the generality of Section 5, Employee does not release the following claims and rights:
(a)
Employee’s rights under this Agreement;
(b)
any claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(c)
claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of the federal law known as COBRA or the comparable California law known as Cal-COBRA;
(d)
Employee’s rights, if any, to indemnity and/or advancement of expenses pursuant to applicable state law, the Company’s articles, bylaws or other corporate governance documents, and/or to the protections of any director’ and officers’ liability policies of the Company or any of its affiliates; and
(e)
Any other right that may not be released by private agreement.

(collectively, the “Employee Unreleased Claims”).

6.
Rights Under the ADEA and Older Workers Benefit Protection Act. Without limiting the scope of the foregoing release of Claims in any way, Employee certifies that this release constitutes a knowing and voluntary waiver of any and all rights or claims that exist or that Employee has or may claim to have under ADEA. This release does not govern any rights or claims that might arise under the ADEA after the date this Agreement is signed by Employee. Employee acknowledges that:
(a)
The consideration provided pursuant to this Agreement is in addition to any consideration that Employee would otherwise be entitled to receive;
(b)
Employee has been and is hereby advised in writing that Employee has the right to and should consult with an attorney prior to signing this Agreement;
(c)
Employee is hereby granted a period of least twenty-one (21) days from the date of Employee’s receipt of this Agreement within which to consider it;
(d)
To the extent that Employee signs this Agreement after less than twenty-one (21) days, Employee acknowledges that Employee had sufficient time to consider this Agreement with counsel and that Employee expressly, voluntarily and knowingly waives the balance of the twenty-one (21) day period. Employee further agrees that any changes, whether or not material, to this Agreement shall not restart the running of the twenty-one (21) day period; and
(e)
Employee has the right to revoke this Agreement at any time within the seven (7)-day period following the date on which Employee executes the Agreement, and Employee understands that the Agreement shall not become effective or enforceable until the calendar day immediately following the expiration of the seven (7)-day revocation period (the “Effective Date”); provided, however, that Employee’s resignation as a Director is effective immediately upon his execution of this Agreement and not subject to revocation. Employee understands that Employee will not receive the Severance Benefits if Employee exercises Employee’s right to revoke it. To revoke this Agreement, Employee must provide notice of revocation in accordance with Section 15, no later than 5:00 p.m. (Pacific Time) on the seventh (7th) calendar day immediately following the date on which Employee executes this Agreement.
7.
Unknown Claims. Employee waives all rights under Section 1542 of the California Civil Code and/or any statute or common law principle of similar effect in any jurisdiction with respect to any Claims other than the Employee Unreleased Claims. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Notwithstanding the provisions of Section 1542 or any statute or common law principle of similar effect in any jurisdiction, and for the purpose of implementing a full and complete release and discharge of all claims, Employee expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which Employee does not know or suspect to exist in Employee’s favor at the time of execution hereof, and that the general release agreed upon contemplates the extinguishment of any such claims.

8.
Covenant Not To Sue. Employee represents and covenants that Employee has not filed, initiated or caused to be filed or initiated, any Claim, charge, suit, complaint, grievance, action or cause of action against the Company or any of the Employee Released Parties. Employee further acknowledges that Employee does not have any injury for which Employee would be entitled to workers’ compensation benefits. Except to the extent that such waiver is precluded by law, Employee further promises and agrees that Employee will not file, initiate, or cause to be filed or initiated any Claim, charge, suit, complaint, grievance, action, or cause of action based upon, arising out of, or relating to any Claim, demand, or cause of action released herein, nor shall Employee participate, assist or cooperate in any Claim, charge, suit, complaint, grievance, action or proceeding regarding any of the Employee Released Parties, whether before a court or administrative agency or otherwise, unless required to do so by law. The parties further acknowledge that this Agreement will not prevent the Employee from : (a) filing a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that Employee acknowledges and agrees that any Claims by Employee, or brought on Employee’s behalf, for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be and hereby are barred, or (b) from challenging the effectiveness of the release contained in this agreement as to claims under the ADEA.
9.
No Assignment. Employee represents and warrants that Employee has made no assignment or other transfer, and covenants that Employee will make no assignment or other transfer, of any interest in any Claim which Employee may have against the Employee Released Parties, or any of them.
10.
Disclosure Rights.
(a)
Nothing in this Agreement or any exhibit or attachment hereto shall be construed or applied to require the Company’s prior approval of, prohibit or impede Employee or any person from communicating directly with, cooperating with or providing information to any governmental or regulatory body or any self-regulatory organization or receiving awards from or by a government agency for providing information; and
(b)
Nothing in this Agreement or any exhibit or attachment hereto prevents Employee or any person from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful.
(c)
Nothing in this Agreement or any exhibit or attachment hereto prevents employee from disclosing the terms of this Agreement: (i) to the extent that such disclosure is specifically required by law or legal process or as authorized in writing by the Company (including without limitation, disclosure to the Internal Revenue Service and other tax authorities); (ii) to Employee’s tax advisor(s) or accountant(s) as may be necessary for the preparation of tax returns or other reports required by law; (iii) to Employee’s attorney(s); and/or (iv) to members of Employee’s immediate family, provided that, prior to disclosing any such information (except disclosures required by law or legal process or as authorized in writing), Employee will inform the recipients that they are bound by the limitations of Section 11.
(d)
Pursuant to the Defend Trade Secrets Act, Employee is hereby notified that: An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in confidence to a

Federal, State, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law. An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal; and does not disclose the trade secret, except pursuant to court order.

11.
Confidentiality. Subject to Section 10, as a material inducement to the Company to enter into this Agreement, Employee agrees that Employee will not, directly or indirectly, disclose to any person or entity any information the terms and conditions of this Agreement.
12.
Notices. Any notice to be given hereunder shall be deemed sufficient if sent by email to the addresses listed below:

If to the Company:

Kristina Engeseth

Vice President, Head of People & Culture

kengeseth@aligos.com

If to Employee:

Leonid Beigelman

lnb22358@gmail.com

Notices and communications shall be effective when actually received by the addressee. Either Party may change the address for notice by sending written notice of a change of address to the other Party in accordance with this Section.

13.
Attorneys’ Fees. Each Party shall bear his, her or its own attorney’s fees in connection with the negotiation and preparation of this Agreement. In the event of any dispute arising out of or relating to a Party's performance or nonperformance of its obligations under this Agreement, the prevailing Party shall be entitled to recover attorneys’ fees, costs and expenses actually incurred in connection with any action brought to resolve the dispute, subject to the limited exception in Section 8.

14.
No Presumption Against Drafter. Employee and the Company understand that this Agreement is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any Party.
15.
Entire Agreement. Employee and the Company understand that this Agreement, including any exhibits hereto, represents the entire agreement and understanding between the parties with respect to the subject matter hereof and, except as expressly stated in this Agreement, supersedes any prior agreement, understanding or negotiations respecting such subject matter; provided however, that this Agreement shall not limit, modify or supersede Employee’s obligations under any agreement between Employee and the Company providing for confidentiality and non-use of information belonging to the Company or any of its affiliates, for the prohibition of use of the intellectual property and other assets of the Company or any of its affiliates, or prohibiting the solicitation of the employees of the Company or any of its affiliates, including without limitation, that certain Proprietary Information and Inventions Agreement and corresponding amendment, dated as of March 19, 2018. No change to or modification of this Agreement shall be valid or binding unless it is in writing and signed by Employee and a duly authorized representative of the Company.
16.
No Reliance. Employee and the Company acknowledge that each of them is relying solely upon the contents of this Agreement, that there have been no other representations or statements made by any of the Released Parties or Employee, and that Employee and the Company are not relying on any other representations or statements whatsoever of any of the Employee Released Parties or Employee as an inducement to enter into this Agreement.

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto as of the date indicated by the signature.

Leonid Beigelman, Ph.D.

DATED: ______________________ ___________________________________

Aligos Therapeutics, Inc.

DATED: ______________________ ____________________________________

Name: Lawrence Blatt

Title: Chairman and CEO